Exhibit 3.386

ARTICLES OF INCORPORATION

OF

WINDMOOR HEALTHCARE INC.

The undersigned, incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation.

ARTICLE I NAME

The name of the corporation shall be:

WINDMOOR HEALTHCARE INC.

ARTICLE II PRINCIPAL OFFICE

The mailing address of this corporation shall be:

% Coll & Auclair, P.C., Suite 106, 1 Veterans Square, Media, PA 19063

ARTICLE III CAPITAL STOCK

The number of shares of stock that this corporation is authorized to have outstanding at any one time is;

One Thousand (1,000) Shares without Par Value

ARTICLE IV INITIAL REGISTERED AGENT AND ADDRESS

The name and address of the initial registered agent is;

Edwin F. Blanton	825 Thomasville Rd., Tallahassee, FL 32303

ARTICLE V INCORPORATOR

The name and street address of the incorporator to these Articles of Incorporation is;

Edwin F. Blanton	825 Thomasville Rd., Tallahassee, FL 32303

The undersigned has executed these Articles of Incorporation this 15th day of August, 1997.

/s/ Edwin F. Blanton
Edwin F. Blanton,
Incorporator